                                                                      Exhibit 13

                         O2 Micro International Limited

                                  CERTIFICATION

In connection with the periodic report of O2 Micro International Limited (the "Company") on Form 20-F for the period ended December 31, 2004, as filed with the Securities and Exchange Commission (the "Report"), each of Sterling Du, President and Chief Executive Officer of the Company, and Perry Kuo, Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of his knowledge:

                (1)     the Report fully complies with the requirements of
                        Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

                (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed, "filed" with the Securities and Exchange Commission.

Date: June 20, 2005                                /s/ STERLING DU
                                        ----------------------------------------
                                                      Sterling Du
                                        President and Chief Executive Officer

Date: June 20, 2005                                 /s/ PERRY KUO
                                        ----------------------------------------
                                                      Perry Kuo
                                               Chief Financial Officer